EXHIBIT 2.1




                    Agreement and Plan of Merger

                            by and among

                          MMAX MEDIA, INC.
                        a Nevada corporation

                      HYPERLOCAL MARKETING LLC
                 a Florida limited liability company

                                 and

                           HLM PAYMEON, INC.
                         a Florida corporation


                          February 17, 2011




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                          TABLE OF CONTENTS

ARTICLE I.      THE MERGER                                            1
ARTICLE II.     CONVERSION OF SECURITIES                              3
ARTICLE III.    REPRESENTATIONS AND WARRANTIES OF MMAX AND            4
                HLM PAYMEON
ARTICLE IV.     REPRESENTATIONS AND WARRANTIES OF HP                  8
ARTICLE V.      COVENANTS OF MMAX AND HP                             14
ARTICLE VI.     CONDITIONS TO THE OBLIGATIONS OF MMAX                16
ARTICLE VII.    CONDITIONS TO THE OBLIGATIONS OF HP                  18
ARTICLE VIII.   TERMINATION OF AGREEMENT                             20
ARTICLE IX.     OMITTED                                              21
ARTICLE X.      MISCELLANEOUS                                        21

EXHIBIT A:      HP Financial Statements

SCHEDULES:

SCHEDULE 1.05     Directors and Executive Officers of MMAX
                  Following the Closing
SCHEDULE 2.01     Conversion Shares
SCHEDULE 3.02     Subsidiaries of MMAX
SCHEDULE 3.03     Capitalization of MMAX
SCHEDULE 3.11     MMAX Absence of Certain Changes
SCHEDULE 3.16     MMAX Taxes
SCHEDULE 3.17     MMAX Intellectual Property
SCHEDULE 4.01     HP Qualifications
SCHEDULE 4.02     HP Subsidiaries
SCHEDULE 4.06     HP Related Party Contracts
SCHEDULE 4.10     Liabilities; Claims
SCHEDULE 4.11     HP Compensation
SCHEDULE 4.12     HP Absence of Certain Changes
SCHEDULE 4.18(a)  HP Intellectual Property
SCHEDULE 4.18(b)  HP Intellectual Property - Pending Claims
SCHEDULE 4.20     HP Adverse Officer and Director Information
SCHEDULE 4.21     HP Material Contracts


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                     AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (the "Agreement") is made this 17th day of February 2011, by and among MMAX Media, Inc., a Nevada corporation ("MMAX"), HLM Paymeon, Inc., a Florida corporation and wholly owned subsidiary of MMAX ("HLM Paymeon") and Hyperlocal
Marketing LLC, a Florida limited liability company ("HP").


                               RECITALS

A.   HP has issued and outstanding 290.42 Membership Interests (the
"HP Units") and are owned by the HP Unitholders.   The outstanding HP
Membership Interests are referred to as the "HP Units" or "Membership
Interests".

HP develops and operates mobile marketing applications and platforms.

B. MMAX is authorized to issue 195,000,000 shares of common stock, par value $.001 per share (the "MMAX Common Stock" or "MMAX Common Shares"). There are 12,398,374 shares of common stock issued and outstanding. MMAX is authorized to issue 5,000,000 shares of preferred stock, par value $.001 per share and 638,602 shares of preferred stock are issued and outstanding. There are no outstanding options and warrants to purchase shares of MMAX Common Stock.

C. HLM Paymeon is a wholly owned subsidiary of MMAX and is authorized to issue 1,000 shares of common stock par value $0.001 ("HLM Paymeon Shares") all of which are owned by MMAX.

D. The respective Boards of Directors of MMAX and HLM Paymeon and the Managers of HP ("the "Constituent Companies") deem it advisable and in the best interests of each of the Constituent Companies and their respective stockholders and members, to effect a merger transaction in which HP will merge with and into HLM Paymeon, with HLM Paymeon remaining as the surviving corporation and a wholly-owned subsidiary of MMAX (the "Merger"). In exchange for Membership Interests of HP, holders of HP Units will be entitled to receive such number of shares of MMAX Common Stock representing approximately 50.1% of the outstanding MMAX Common Stock on a fully diluted basis after giving effect to the Merger, the conversion of the outstanding preferred stock and the raise of a minimum of $250,000 (the "$250K Raise").

E. The Merger, for Federal income tax purposes, shall be intended to be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Constituent Companies hereby make, adopt and approve this Agreement and prescribe the terms and conditions of the Merger of HP with and into HLM Paymeon and the mode of carrying the Merger into effect as follows:


                               ARTICLE I.

                               THE MERGER

Section 1.01   The Merger

Subject to the terms and conditions of this Agreement, and in accordance with the Florida Business Corporation Act ("FBCA") and Florida Limited Liability Company Act ("FLLCA"), HP will be merged with and into HLM Paymeon. HLM Paymeon shall be the surviving company (hereinafter referred to as HLM Paymeon or the "Surviving Company"). The separate existence and corporate organization of HP, except insofar as it may be continued by statute, shall cease and HLM Paymeon shall remain a wholly owned subsidiary of MMAX.


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Section 1.02   Closing Date

Subject to the provisions of Articles V, VI, VII, and VIII, the closing of the Merger (the "Closing") shall take place no later than the second business day after the date on which each of the conditions set forth in Articles V, VI and VII (other than those conditions that by their nature are to be satisfied at the Closing but subject to such conditions) have been satisfied or waived, in writing, by the party or parties entitled to the benefit of such conditions; or at such other place, at such other time, or on such other date as the Constituent Companies may, in writing, mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

Section 1.03   Effective Date

Subject to the terms and conditions of this Agreement, the Merger shall become effective upon the filing of a Certificate of Merger with the Florida Secretary of State (the "Effective Date").

Section 1.04   Articles of Incorporation and Bylaws of Surviving
               Corporation

The Articles of Incorporation of HLM Paymeon, as in effect immediately prior to the Effective Date, shall constitute and shall continue in full force and effect as the Articles of Incorporation of the Surviving Company unless and until amended in accordance with the FBCA. The Bylaws of HLM Paymeon, as in effect immediately prior to the Effective Date, shall constitute and shall continue to be the Bylaws of the Surviving Company unless and until altered, amended or repealed in the manner provided by the FBCA, the Articles of Incorporation or said Bylaws.

Section 1.05   Directors and Officers of Surviving Corporation

The executive officers and directors of the Surviving Corporation shall be as set forth on Schedule 1.05 and will hold office from and after the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law or until their earlier resignation or removal. Each of the MMAX officers and directors shall resign at or before the Closing.

Section 1.06   Rights and Liabilities of Surviving Corporation in
               Merger

On and after the Effective Date, HLM Paymeon, as the surviving corporation of the Merger, shall succeed to and possess, without further act or deed, all of the rights, and all of the property, real, personal, and mixed, of HP; and all debts, liabilities and duties of HP shall thenceforth attach to HLM Paymeon and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

Section 1.07   Further Assurances

If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of HP acquired as a result of the Merger, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of HP, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of HP, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation.



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                              ARTICLE II.

                        CONVERSION OF SECURITIES

Section 2.01   Treatment of the HP Units

On the Effective Date, the HP Units shall be converted into and exchangeable for shares of MMAX Common Stock which in the aggregate shall constitute 50.1% of the MMAX common stock on a fully diluted basis giving effect to the Merger, the conversion of the preferred stock and the $250K Raise on the Effective Date (collectively, the "Conversion Shares") as set forth on Schedule 2.01. The Conversion Shares shall be fully paid and non-assessable and contain a legend restricting the transfer thereof in accordance with applicable securities laws. All HP Units shall then be canceled and retired, and each certificate representing HP Units shall thereafter (i) represent only the right to receive Conversion Shares issuable in exchange for such HP Units upon the surrender of such certificates; and (ii) entitle the holder thereof to vote with respect to, and receive dividends, if any, on such number of shares of Conversion Shares which such holder is entitled to receive in exchange for such certificates, provided that dividends, if any, shall be paid to such holder, without interest, only upon surrender of certificates.

Section 2.02   Intentionally Left Blank

Section 2.03   Intentionally Left Blank

Section 2.04   Ownership/Voting Rights of HP Units

(a) On and after the Effective Date and until surrendered for exchange, each outstanding certificate that immediately prior to the Effective Date represented HP Units shall be deemed for all purposes, to evidence ownership of and represent the number of whole Conversion Shares into which such HP Units are convertible pursuant to Section
2.01 above. The record holder of each such outstanding certificate representing HP Units shall, after the Effective Date, be entitled to vote the MMAX Shares into which such HP Units shall have been converted or are convertible on any matters on which the holders of record of the Conversion Shares, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters related to such certificates of HP Units, MMAX may conclusively rely upon the record of stockholders maintained by MMAX containing the names and addresses of the holders of record of HP Units on the Effective Date.

(b) All HP Unitholders shall be furnished information concerning MMAX which is set forth in the MMAX SEC reports.

Section 2.05   Intentionally Left Blank

Section 2.06   Exchange Procedures

(a) MMAX shall authorize its transfer agent, or other party as agreed to by the Parties, to act as exchange agent hereunder (the "Exchange Agent") for the purposes of exchanging certificates representing HP Units for Conversion Shares.

(b) Promptly after the Effective Date, the Exchange Agent shall mail or cause to be mailed to each record holder of HP Units, as of the Effective Date, a letter of transmittal and instructions for use in effecting the surrender of the certificates representing said HP Units (the "Certificates") for exchange therefor.

(c) Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that number of MMAX Conversion Shares which such holder has the right to receive under Section 2.04 and such Certificate shall forthwith be canceled. If any such shares are to be issued to a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise in


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proper form for transfer and that the person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

(d) Any portion of the Conversion Shares made available to the Exchange Agent pursuant to this Section 2.06 that remains unclaimed by the holders of HP Units 12 months after the date on which Certificates representing such HP Units were deposited with the Exchange Agent shall be returned to MMAX, upon demand, and any such holder who has not exchanged his, her or its HP Units in accordance with this Section 2.06 prior to that time shall thereafter look only to MMAX for his, her or its claim for MMAX Common Stock, any cash in lieu of fractional shares and certain dividends or other distributions. Neither MMAX nor HP shall be liable to any holder of HP Units with respect to any Conversion Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e) If any Certificate representing HP Units shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by MMAX, the posting by such person of a bond in such reasonable amount as MMAX may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the consideration payable under Section 2.04 taking account for any stock dividend, stock split or other such action relating to the Conversion Shares.


                             ARTICLE III.

        REPRESENTATIONS AND WARRANTIES OF MMAX AND HLM PAYMEON

MMAX and HLM Paymeon represent, warrant and covenant as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof. Reference to MMAX will include HLM Paymeon unless otherwise provided.

Section 3.01   Organization

MMAX is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and HLM Paymeon is a corporation organized, validly existing and in good standing under the laws of the State of Florida. MMAX owns all of the HLM Paymeon outstanding shares of stock. Each of MMAX and HLM Paymeon has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of MMAX and HLM Paymeon is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of MMAX and would not delay or prevent the consummation of the transactions contemplated hereby (a "MMAX Material Adverse Effect"). MMAX previously has delivered, or provided access to HP, accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect. Neither MMAX nor HLM Paymeon is in violation of any terms of its Articles of Incorporation or Bylaws.

Section 3.02   Subsidiaries

Except as shown on Schedule 3.02, MMAX has, and on the Closing Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity except as noted on Schedule 3.02.

Section 3.03   Capitalization

MMAX is authorized to issue 195,000,000 shares of common stock of which there are 12,403,374 common shares issued and outstanding and 5,000,000 shares of preferred stock authorized, of which 638,602 shares of are issued and outstanding. The shareholders, as set forth on Schedule 3.03, to the best of the Company's knowledge, constitute all of the shareholders of the Company beneficially owning and controlling in excess of 5% of the


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Company's outstanding common stock. The outstanding shares of preferred stock are beneficially owned and controlled by the shareholders set forth on Schedule 3.03 and shall convert into an aggregate of 6,386,020 shares of MMAX common stock as set forth on Schedule 3.03. On the Closing Date, there will be issued and outstanding no more than 12,403,374 shares of MMAX Common Stock, all of which will be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement or on Schedule 3.03, on the Closing Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire MMAX Common Shares or any issued or outstanding securities of any nature convertible into MMAX Common Shares. There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding, which restricts, limits or otherwise affects the right to vote any MMAX Common Shares.

The authorized capital stock of HLM Paymeon consists of 1,000 shares of common stock all of which are issued and outstanding, fully paid and nonassessable. All such shares are issued to MMAX. As of the date hereof, there are no outstanding HLM Paymeon stock options or warrants or any other rights entitling any purchase of capital stock of HLM Paymeon.

Section 3.04   Authority

MMAX has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the stockholders of MMAX, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of MMAX and no other corporate proceedings on the part of MMAX is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by MMAX and, assuming this Agreement constitutes a legal, valid and binding agreement of HP, constitutes a legal, valid and binding agreement of MMAX, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 3.05   No Violations: Consents and Approvals

(a) MMAX Stockholders. No vote of the stockholders of MMAX is required by Law, the Articles of Incorporation or Bylaws of MMAX or otherwise in order for MMAX to consummate the Merger and the transactions contemplated hereby.

(b) Contracts and Material Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by MMAX and HLM Paymeon with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which MMAX or HLM Paymeon is a party or by which MMAX or HLM Paymeon or any of their respective assets or properties is bound; or (ii) any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a "Law") applicable to MMAX or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a MMAX Material Adverse Effect or materially impair MMAX's ability to consummate the transactions contemplated hereby or for which MMAX or HLM Paymeon has received or, prior to the Merger, shall have received appropriate consents or waivers.

(c) Governmental Entities. No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by MMAX or HLM Paymeon in connection with the execution and delivery of the Agreement or the consummation by MMAX or HLM Paymeon of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a MMAX Material Adverse Effect, or materially impair the ability of MMAX or HLM Paymeon to perform its obligations hereunder.


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Section 3.06   Related Party Transactions

Except as set forth in the SEC Reports (defined below) and as contemplated by this Agreement, as of Closing there are no loans, leases, commitments, arrangements of any kind or nature outstanding between MMAX and any officer or director of MMAX, or any Person related to or affiliated with any officer or director of MMAX.

Section 3.07   SEC Reports; Financial Statements

MMAX has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2008 (together "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of MMAX included in the SEC Reports ("MMAX Financial Statements") complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the MMAX as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. There has been no change in MMAX accounting policies since September 30, 2010, except as described in the notes to MMAX Financial Statements. Each required form, report and document containing financial statements has been filed with or submitted to the SEC since December 31, 2008 was accompanied by the certifications required to be filed or submitted by MMAX's chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

Section 3.08   Title to Assets

MMAX was, on the date of its most recent MMAX Financial Statements, the owner of its plant and equipment as set forth in such MMAX Financial Statements and has good and marketable title thereto.

Section 3.09   Accounts Receivable

The accounts receivable ("Accounts Receivable") set forth in the MMAX Financial Statements represent amounts due for goods sold or services rendered by MMAX in the ordinary course of business and, except as reserved for in the MMAX Financial Statements, MMAX believes are collectable in the ordinary course of business, without any claims by the obligor for set-off, deductions or counterclaims.

Section 3.10   Liabilities; Claims

Except as and to the extent set forth in the latest MMAX SEC Reports, neither MMAX nor any of its subsidiaries had at the date of the latest balance sheet filed with the SEC any liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of MMAX and its subsidiaries. Except as and to the extent set forth in such MMAX SEC Reports, since such date neither MMAX nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of MMAX and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 3.11   Absence of Certain Changes

Since December 31, 2010, MMAX has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a MMAX Material Adverse Effect. Without limiting the generality of the foregoing, except as set forth on Schedule 3.11 or in the MMAX SEC Documents, since December 31, 2010, there has not been with respect to MMAX any:


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(a)   sale or disposition of any material asset other than inventory in the ordinary course;

(b) payment of any dividend, distribution or other payment to any stockholder of MMAX or to any relative of any such stockholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

(c) incurrence or commitment to incur any liability individually or in the aggregate material to MMAX, except such liabilities under MMAX's existing credit facilities and liabilities incurred in connection with the Merger;

(d) waiver, release, cancellation or compromise of any indebtedness owed to MMAX or claims or rights against others, exceeding $5,000 in the aggregate;

(e) any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

(f) unusual or novel method of transacting business engaged in by MMAX or any change in MMAX's accounting procedures or practices or its financial or equity structure.

Section 3.12   Finder's Fees

Neither MMAX nor any of MMAX's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 3.13   Compliance With Laws

MMAX is not conducting or has not conducted its business in violation of any Law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices, except any law the violation of which would not have a MMAX Material Adverse Effect.

Section 3.14   Legal Proceedings

Except as set forth in the MMAX SEC Documents, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to MMAX's knowledge threatened, against MMAX which would have a MMAX Material Adverse Effect. There are no pending or, to MMAX's knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of MMAX or any of their respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a MMAX Material Adverse Effect.

Section 3.15   Employee Benefits

MMAX has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 3.16   Taxes

Except as set forth on Schedule 3.16, all federal, state, county and local income, excise, property or other tax returns required to be filed by MMAX have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefor has been provided for in the MMAX Financial Statements. The federal income tax returns and state and foreign income tax returns of MMAX have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to MMAX or any of its operations or businesses. There are no pending, or to the knowledge of MMAX threatened, tax claims or assessments, and there are no pending, or to the knowledge of MMAX threatened, tax examinations by any taxing


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authorities.  MMAX has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of MMAX for any year.

Section 3.17   Intellectual Property

Except as set forth on Schedule 3.17 or in the SEC Reports, MMAX has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore. MMAX has no knowledge of any infringements by MMAX of any third party's intellectual property.

Section 3.18   Absence of Certain Business Practice

Neither MMAX nor any directors, officers, agents or employees of MMAX (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.19   Issuances of Securities

Except as set forth in the SEC Reports, neither MMAX nor HLM Paymeon has issued or committed itself to issue, and prior to the Closing Date will not issue or commit itself to issue, any MMAX or HLM Paymeon Shares or any options, rights, warrants or other securities convertible into MMAX or HLM Paymeon Shares, except as contemplated by this Agreement.

Section 3.20   Officer and Director Information

The information about the MMAX officers and directors set forth in the MMAX SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 3.21   Over-the-Counter Bulletin Board Quotation

MMAX Common Stock is currently quoted on the Over-the-Counter Bulletin Board ("OTC BB") under the symbol "MMAX". There is no action or proceeding pending or, to MMAX's knowledge, threatened against MMAX by Nasdaq or Financial Industry Regulation Authority, Inc. ("FINRA") with respect to any intention by such entities to prohibit quotation of MMAX Common Stock on the OTC BB.

Section 3.22   Full Disclosure

To the knowledge of MMAX, none of the information supplied or to be supplied by or about MMAX to HP concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.


                             ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF HP

HP represents, warrants and covenants to MMAX and HLM Paymeon to the statements contained in this Article IV, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof.

Section 4.01   Organization and Business

(a) HP is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. HP is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 4.01, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of HP and would not delay or prevent the consummation of the transactions contemplated hereby (a "HP Material Adverse Effect").

(b) HP previously has delivered or provided access to MMAX accurate and complete copies of HP's Operating Agreement, each as currently in effect. The minute books of HP are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting. All actions by HP, which required Unitholder approval, are reflected on the minute books of HP. HP is not in violation or breach of, or in default with respect to, any term of its Operating Agreement (or other charter documents).

Section 4.02   Subsidiaries

(a) Schedule 4.02 sets forth the names of each of the HP's subsidiaries ("Subsidiaries") and shows for each such Subsidiary: (i) its jurisdiction of organization and each other jurisdiction in which it is qualified to do business; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary; and
(iii) the identity of and number of shares of such capital stock or other ownership interests owned of record by each holder thereof. Except as set forth on Schedule 4.02, (i) the HP has no Subsidiaries and (ii) the HP does not own any capital stock or other securities of any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise.

(b) Each Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization, with all requisite corporate, partnership, membership or limited liability company power, as the case may be, to own, lease and operate its property and to carry on its business as now being conducted.

(c) There are no issued or outstanding shares of capital stock of any Subsidiary, (i) no shares of capital stock of any Subsidiary are held in treasury and (ii) there are no subscriptions, options, "phantom" stock rights, stock appreciation rights, warrants or other rights entitling any Person to acquire or otherwise receive from any Subsidiary any shares of capital stock or securities of such Subsidiary convertible into or exchangeable for capital stock of such Subsidiary (collectively, the "Subsidiary Securities"). There are no contracts, agreements, or arrangements relating to the grant, issuance, repurchase, redemption or other acquisition by any Subsidiary of any Subsidiary Securities.

Section 4.03   Capitalization

(a) HP has issued 290.81 membership interests which are issued and outstanding. The HP Units are held by the HP Unitholders.

(b) At the Closing Date, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating HP to issue, transfer or sell any shares of capital stock of HP or any other securities convertible into or evidencing the right to subscribe for any such shares. HP is not subject to any obligation to repurchase or otherwise acquire any shares of its capital stock or other similar interest. All issued and outstanding HP Units are, and all HP Units issued and outstanding at the Closing Date shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims, preemptive or similar rights and encumbrances. All issued and outstanding HP Units have not been issued in violation of any applicable federal or state securities or blue-sky laws. No Person has any right of first refusal, right of participation, or any similar right with respect to disposition of the HP Units.

Section 4.04   Authority

HP has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Merger and the adoption of this Agreement by the HP Unitholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by HP's Managers and the Unitholders and, except for the requisite approval of the Merger and the adoption of this Agreement by the HP Unitholders, no other corporate proceedings on the part of HP are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. HP's Managers has determined that the transactions contemplated by this Agreement, including the Merger, are in the best interests of HP and its Unitholders and have determined to recommend to such Unitholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by HP and, assuming this Agreement constitutes a legal, valid and binding agreement of MMAX, constitutes a legal, valid and binding agreement of HP, enforceable against it in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 4.05   No Violations; Consents and Approvals

(a) HP Unitsholders. The consent of the HP Unitholders is required to approve the Merger. No other vote of the Unitholders of HP is required by Law, the Operating Agreement or otherwise in order for HP to consummate the Merger and the transactions contemplated hereby. A majority of the HP Unitholders have consented to the Merger.

(b) Contracts and Material Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by HP with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which HP is a party, or by which HP or any of its assets or properties is bound; or
(ii) subject to the requisite approval of HP's Unitholders, any Law applicable to HP or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a HP Material Adverse Effect or materially impair HP's ability to consummate the transactions contemplated hereby.

(c) Governmental Entities. No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by HP in connection with the execution and delivery of the Agreement or the consummation by HP of the transactions contemplated hereby, except (i) the filing of the appropriate documents with the Secretary of State of Florida and, if required, the State of Nevada; and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a HP Material Adverse Effect, or materially impair the ability of HP to perform its obligations hereunder.

(d) HP will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

Section 4.06   Related Party Contracts

Except as set forth on Schedule 4.06, there are, and on the Closing Date there will be, no loans, leases, agreements, arrangements understandings or HP Contracts outstanding between HP and any of its officers, directors or affiliates or any Person related to or affiliated with any such officers or directors.

Section 4.07   Financial Statements

At or prior to Closing, HP has furnished MMAX the balance sheets of HP as of September 30, 2010 attached as Exhibit A ("HP Financial Statements"). The HP Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of HP. HP will furnish MMAX a true and complete copy of the audited balance sheets of HP as of December 31, 2010 and the related consolidated audit statements of income and statements of cash flow of HP for the period ended December 31,2010 ("HP Audits"). The HP Audit will be audited by Webb & Co. and
(i) will be accompanied by the Webb & Co. unqualified audit report, except as to "Going Concern"; (ii) will be prepared in conformity with

United States generally accepted accounting principles consistently applied throughout the periods involved ("GAAP"); and (iii) will be adjusted for all normal and recurring accruals.

Section 4.08   Title to Assets

HP, has, and on the Closing Date will have, good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by HP, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

Section 4.09   Accounts Receivable

The accounts receivable set forth in the HP financial statements represents amounts due for goods sold or services rendered by HP in the ordinary course of business, and except as reserved for in their HP financial statements, HP believes are collectable in the ordinary course of business without any claims by the obligor for set-off or counterclaim.

Section 4.10   Liabilities; Claims

Except as set forth on Schedule 4.10, there are, and on the Closing Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against HP (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the HP Financial Statements, other than (i) liabilities incurred in the ordinary course of business since September 30, 2010; (ii) taxes accrued on earnings since September 30, 2010 which are not yet due or payable; or (iii) other liabilities which do not exceed $10,000 in the aggregate.

Section 4.11   Compensation; Loans and Distributions

Except as set forth on Schedule 4.11, since September 30, 2010, there have been, and through the Closing Date there will be (i) no bonuses or extraordinary compensation to any of the officers, members of executive management or directors of HP; (ii) no loans made to or any other transactions with any of the officers, members of executive management or directors of HP or their families or affiliates; and (iii) no dividends or other distributions declared or paid by HP to any officer, member of executive management, director or their families or affiliates.

Section 4.12   Absence of Certain Changes

Since December 31, 2010, and except as set forth on Schedule 4.12, HP and its Subsidiaries have been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an HP Material Adverse Effect.

Section 4.13   Finder's Fees

Neither HP nor any of HP's affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

Section 4.14   Compliance With Laws

HP is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any governmental entity necessary for HP to own, lease and operate its properties or otherwise to carry on its business as it is now being conducted (collectively the "HP Permits"), except where the failure to be in possession of any such HP Permit would not have a HP Material Adverse Effect. As of the date of this Agreement, none of the HP Permits have been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of HP, threatened, nor has HP received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws in respect of such HP Permits, except in each case, where it would not have a HP Material Adverse Effect. HP is not in conflict with, or in default or violation of (i) any law applicable to HP or by which any property or asset of HP is bound or affected except where any such conflict, default or violation would not have a HP Material Adverse Effect; or (ii) any HP Permits except where any such conflict, default or violation would not have an HP Material Adverse Effect.

Section 4.15   Legal Proceedings

There are, and on the Closing Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to HP's knowledge, threatened, directly or indirectly involving HP, its subsidiaries, or its officer, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of HP's business or authority to conduct such business in any jurisdiction or could result in the payment by HP of more than $5,000, or challenging the validity or propriety of the transactions contemplated by this Agreement. HP is not a Party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of HP.

Section 4.16   Employee Benefits

HP has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 4.17   Taxes

All federal, state, county and local income, excise, property and other tax returns required to be filed by HP and its Subsidiaries are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the HP Financial Statements. The federal income tax returns and state and foreign income tax returns of HP have not been audited by the IRS or any other taxing authority within the past five years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to HP or any of its operations or businesses. There are no pending, or to the knowledge of HP, threatened, tax claims or assessments, and there are no pending, or to the knowledge of HP, threatened, tax examinations by any taxing authorities. HP has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of HP for any year.

Section 4.18   Intellectual Property

(a) Set forth on Schedule 4.18(a) is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to HP by third Parties of patent rights, trademark rights, trade name rights and service mark rights, used by HP in the conduct of its business, together with trade secrets and know how used in the conduct of its business ("HP Intellectual Property Rights"). HP owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all of the HP Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise).

(b) Except as set forth on Schedule 4.18(b), no claims are pending or threatened against HP that HP is infringing or otherwise violating the rights of any Person with regard to any HP Intellectual Property Right or that any HP Intellectual Property Right is invalid or unenforceable. No Person is infringing the rights of HP with respect to any HP Intellectual Property Right nor, to the knowledge of HP, has any Person threatened to do so.

Section 4.19   Absence of Certain Business Practices

Neither HP, nor any directors, officers, agents or employees of HP (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 4.20   Adverse Officer and Director Information

Except as set forth on Schedule 4.20, during the past five year period neither HP, nor, to its knowledge, any of its executive officers, members of executive management or managers, nor any Person intended upon consummation of the Merger to be nominated by HP to become an officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

(a) a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of HP or such Person, or any partnership in which HP or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which HP or any such Person was an executive officer at or within two years before the time of such filing;

(b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining HP or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
(ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

(d) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of HP or any such Person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f) a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 4.21   Material Contracts

Copies of all agreements, letters of intent, arrangements, understandings and commitments, whether written or oral, to which HP and its Subsidiaries is or on the Closing Date will be, a Party, or from which HP will receive substantial benefits and which are material to HP, have been delivered or made available to MMAX or its counsel and are listed hereto on Schedule 4.21 ("HP Contracts"). Any HP Contracts entered into between the date hereof and the Closing Date will be delivered to MMAX or its counsel prior to Closing. The validity and enforceability of, and rights of HP contained in, each such HP Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof. HP is not, and on the Closing Date will not be, in material default under any HP Contract.

Section 4.22   Full Disclosure

No provision of this Article IV or any Schedule or any document or agreement furnished by HP or the HP Unitsholders contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.


                             ARTICLE V.

                      COVENANTS OF MMAX AND HP

Section 5.01   Conduct of Business of MMAX and HP

Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Closing Date, each of MMAX, HLM Paymeon and HP will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement.

Section 5.02   No Solicitation

All parties to this Agreement agree that, prior to the Closing Date, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action. For purposes of this Agreement, "Transaction Proposal" shall mean any of the following (other than the transactions between HP and MMAX contemplated by this Agreement) (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of any party; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 5.03   Confidentiality

(a) Access to Information. From the date of this Agreement until the Closing Date, HP will provide MMAX and MMAX will provide HP, and their respective authorized representatives (including counsel, other consultants, accountants and auditors) full reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of HP and MMAX, will permit the other party to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

(b) Confidential Treatment of Information. MMAX and HP will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information which (i) are available to the public; (ii) are or become known by MMAX or HP from a source other than HP or MMAX, as the case may be, other than by a breach of a confidentiality obligation owed to HP or MMAX, respectively; or (iii) are required by law to be disclosed.

Section 5.04   Preparation of Information Statement

(a) As promptly as practicable after the execution of this Agreement, MMAX will prepare and file with the SEC and mail to its stockholders a notice that complies with Rule 14F-1 under the Exchange Act and will prepare and use commercially reasonable efforts to file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement. MMAX and HP shall promptly supply the other with any information, which may be required in order to effectuate any filings pursuant to this Section 5.04.

(b) MMAX shall have obtained the resignation of all of its officers and directors and shall have taken all necessary action for the appointment of the persons listed on Schedule 1.05 to the positions set forth opposite their names, all effective at and as of the Closing; provided, however, that if the Closing shall occur less than ten (10) days after the later of the date of (i) the filing of a Schedule 14F-1 Information Statement with the SEC, notifying stockholders of a change in the majority of MMAX's Board of Directors (the "Schedule 14F-1") or
(ii) the mailing of the Schedule 14F-1 to MMAX's stockholders, then at and as of the Closing only Tommy Habeeb shall remain a director of MMAX and Edward Cespedes shall be appointed as a new director of MMAX and the other persons listed on Schedule 1.05 to serve as directors shall not be appointed to serve on the Board until the expiration of the applicable ten-day period.

(c) None of the information regarding HP to be supplied by HP for inclusion or incorporation by reference in the Schedule 14F-1 to be filed by MMAX will, in the case of the Schedule 14F-1, at the time it is first made available to stockholders of MMAX, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances when made. If at any time prior to the Effective Date any event with respect to HP shall occur which is required to be described in the
Schedule 14F-1, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law disseminated to the stockholders of MMAX. The Schedule 14F-1 will (with respect to HP) comply as to form in all material respects with the provisions of the Exchange Act.

Section 5.05   Tax Treatment

None of MMAX, HLM Paymeon or HP shall knowingly take any action that could reasonably be expected to disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 5.06   Reasonable Efforts; Other Actions

(a) HP and MMAX each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Merger treatment as a tax-free reorganization; and (ii) the obtaining of all necessary consents, approvals or waivers under their respective material contracts.

(b) HP shall take all actions necessary to duly call and hold a meeting of its members or solicit the written consent of its members as soon as reasonably practicable, to approve the Merger. HP's Board of Managers shall recommend that the holders of the HP Common Stock vote or consent to approve the Merger, and shall use commercially reasonable efforts to solicit such approval. HP shall provide its members with a written statement in connection such meeting or consent solicitation which shall include a statement to the effect that the Board of Managers of HP recommends that HP's members vote to approve the Merger and provide such other information concerning the Merger as may be required under applicable law. All such information provided by MMAX for use in such HP written statement will be materially true, correct and complete and will not contain any untrue statement of a material fact or omit to state any material fact required or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(c) Each party covenants that after the Closing, it shall, execute, acknowledge and deliver, without further consideration, all such instruments and other documents as may be reasonably requested to consummate or effectuate the transactions contemplated by this Agreement and MMAX (the Surviving Company) agrees to undertake such necessary actions, including but not limited to the filing of a Form 8-K Current Report with the SEC, disclosing this Agreement.

Section 5.07   Public Announcements

Before issuing any press release or otherwise making any public statement with respect to the Merger, MMAX and HP will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

Section 5.08   Notification of Certain Matters

Each of HP and MMAX shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Closing Date, under any contract material to the financial condition, properties, businesses or results of operations of HP or MMAX, as the case may be, to which it is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change; or
(iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 5.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each party shall use its best efforts to prevent or promptly remedy the same.

Section 5.09   Expenses

Except as otherwise provided herein, MMAX and HP shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.

Section 5.10   State Antitakeover Laws

If any "fair price" or "control share acquisition" statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, MMAX and HP and their Board of Directors and Managers, respectively, shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

Section 5.11   Satisfaction of Conditions

HP agrees to use its best efforts to cause each of the conditions set forth in Article VI to MMAX proceeding with the Closing to be satisfied on or before the Closing Date. MMAX agrees to use its best efforts to cause each of the conditions set forth in Article VII to HP proceeding with the Closing to be satisfied on or before the Closing Date.


                              ARTICLE VI.

                 CONDITIONS TO THE OBLIGATIONS OF MMAX

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in a writing signed by MMAX and HLM Paymeon:

Section 6.01   HP Financial Statements

At or prior to closing, HP shall furnish MMAX with audited financial statements as provided in Section 3.07.

Section 6.02   $250,000 Raise

At or prior to Closing, MMAX shall certify that it has raised at least $250,000 in a private placement of common stock (the "250K Raise").

Section 6.03   Representations Accurate

The representations and warranties of HP contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 6.04   Performance

HP shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

Section 6.05   Officer's Certificate

MMAX shall have received a duly executed certificate signed by the Manager of HP certifying as to (i) compliance with the conditions set forth in Sections 6.03 and 6.04; (ii) the accuracy and completeness of the Bylaws of HP and the Unitholder resolutions of HP approving this Agreement, the Merger and the transactions contemplated hereby; and
(iii) the identity and authority of the officers and other persons executing documents on behalf of HP.

Section 6.06   Good Standing

MMAX shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of HP.

Section 6.07   Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of HP.

Section 6.08   Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted). No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the Merger illegal.

Section 6.09   Compliance with Securities Laws

The issuance of the MMAX Conversion Shares to the Unitholders of HP shall qualify as a private placement under Rule 506 of Regulation D of the Securities Act and shall be exempt from registration under the federal securities laws in all states and other securities laws.

Section 6.10   Consents

MMAX shall have received copies of consents of Unitholders and all third parties necessary for HP to execute, deliver and perform this Agreement and consummate the Merger.

Section 6.11   General

All required action hereunder shall have been taken by HP in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to MMAX.


                          ARTICLE VII.

              CONDITIONS TO THE OBLIGATIONS OF HP

The obligations of HP to effect the Merger and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by HP:

Section 7.01   Assets, Liabilities and Obligations

At closing, (i) MMAX shall have completed the 250K Raise; (ii) MMAX shall not have outstanding liabilities or indebtedness in excess of $2,500; (iii) Edward Cespedes shall have been appointed interim president of MMAX and MMAX shall have entered into an indemnification agreement with Edward Cespedes; and (iv) Tommy Habeeb shall have released the Company from all personal claims and liabilities, if any.

Section 7.02   Report

MMAX shall have (i) filed any required reports with SEC on a timely basis, including but not limited to the annual report on Form 10-K for the fiscal year ended September 30, 2010 and quarterly report on Form 10-Q for the period ended December 31, 2010; and (ii) provided a certified shareholder list to HP as of a most current date.

Section 7.03   Resignations

MMAX's Board of Directors shall have submitted their resignation, subject to compliance with Rule 14F-1.

Section 7.04   Schedule 14F-1

MMAX shall have filed the Schedule 14F-1 with the SEC.

Section 7.05   OTCBB

MMAX's quotation symbol shall not contain an "e".

Section 7.06   Representations Accurate

The representations and warranties of MMAX contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 7.07   Performance

MMAX shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

Section 7.08   Compliance Certificate

HP shall have received a certificate signed by the President or Chairman of MMAX certifying as to (i) compliance with the conditions set forth in Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 and 7.07; (ii)
the accuracy and completeness of the Bylaws of MMAX and, as applicable, the director and stockholder resolutions of MMAX approving this Agreement, the Merger and the transactions contemplated hereby; and
(iii) the identity and authority of the officers and other persons executing documents on behalf of MMAX.

Section 7.09   Certified Articles of Incorporation

HP shall have received certificates of the Secretary of State of Nevada certifying the Articles of Incorporation of MMAX and all amendments thereof, dated not more than 10 days prior to the Closing Date.

Section 7.10   Good Standing

HP shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the state of incorporation of MMAX and each other state in which MMAX is qualified to do business.

Section 7.11   Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of MMAX.

Section 7.12   Legal Action

There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Merger.

Section 7.13   Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted). No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the Merger illegal.

Section 7.14   Consents

HP shall have received copies of consents of all third parties necessary for MMAX to execute, deliver and perform this Agreement and consummate the Merger.

Section 7.15   General

All required action hereunder shall have been taken by MMAX in connection with the consummation of the transactions contemplated hereby, and all certificates and other documents required to affect the Merger and the transactions contemplated herein shall be reasonably satisfactory in form and substance to HP.

Section 7.16   Compliance with Securities Laws

There shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Merger.

Section 7.17   Preferred Stock

No action shall be taken or will be taken with respect to the outstanding preferred stock except as permitted in the Lock Up Agreement, as amended, dated April 19, 2010 as filed with SEC or subsequent to closing as otherwise approved by counsel for MMAX.

                             ARTICLE VIII.

                       TERMINATION OF AGREEMENT

Section 8.01   Termination

This Agreement may be terminated at any time prior to the Closing Time, whether before or after approval by Board of Directors, stockholders, Board of Managers or Unitholders of HP, HLM Paymeon and MMAX, respectively:

(a) By mutual agreement of the parties hereto at any time prior to the Closing;

(b) By the Board of Directors of MMAX at any time prior to the Closing, if:

(i) a condition to performance by MMAX under this Agreement or a covenant of HP contained herein, including the $250K Raise, shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii) a material default or breach of this Agreement shall be made by HP.

(c)   By HP at any time prior to the Closing, if:

(i) a condition to HP's performance under this Agreement or a covenant of MMAX contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii) a material default or breach of this Agreement shall be made by MMAX; or

(iii) MMAX fails to file its periodic reports with the SEC on a timely basis.

(d) By either party if the Merger shall not have been consummated on or prior to March 25, 2011 unless the date of closing is extended by agreement of the parties, provided, however, that a party in breach in any material respect of its obligations under this Agreement, which breach shall have been the proximate cause of the failure to consummate the Merger by such date may not terminate this Agreement under this
Section 7.01(d).

Section 8.02   Procedure for Termination

In the event of termination and abandonment of the Merger by MMAX or HP pursuant to this Article VII, written notice shall be given to the other party.

Section 8.03   Effect of Termination

In the event of termination of this Agreement pursuant to this Section 8, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 8 and in Sections 5.03 and 5.09; provided however, that in the case of a termination pursuant to a willful and material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement but not greater than $250,000, and no party to this Agreement shall be entitled to any injunctive relief.

                              ARTICLE IX.

                                OMITTED



                              ARTICLE X.

                            MISCELLANEOUS

Section 10.01   Notices

All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to MMAX:             MMAX Media, Inc.
                        580 Decker Drive, Suite 285
                        Irving, TX  75062
                        Attn:  ______________
                        Email:  _____________

With a copy to:         ____________________
                        ____________________
                        ____________________
                        Attn:  _______________
                        Email:

If to HP:               Hyperlocal Marketing LLC
                        P.O. Box 11779
                        Fort Lauderdale, FL  33339
                        Attn:  Edward A. Cespedes, Manager
                        Email:  edc@hyperlocal.com

With a copy to:         Quintairos, Prieto, Wood & Boyer, P.A.
                        One East Broward Boulevard, Suite 1400
                        Fort Lauderdale, FL  33301
                        Attn:  Charles B. Pearlman, Esq.
                        Email: cpearlman@qpwblaw.com

If to HP Unitholders:   At the address set forth on the signature page
                        to this Agreement.


Section 10.02   Binding Effect

Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

Section 10.03   Headings

The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 10.04   Exhibits and Schedules

The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

Section 10.05   Counterparts

This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

Section 10.06   Governing Law

This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

To the fullest extent permitted by law, and as separately bargained-for consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

Section 10.07   Waivers

Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

Section 10.08   Pronouns

The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 10.09   Joint Drafting

This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

Section 10.10   Time Periods

Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 10.11   Modification

No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Section 10.12   Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 10.13   Entire Agreement

This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof. All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written.

                                  MMAX MEDIA, INC.
                                  a Nevada corporation

                                  By: /s/ Tommy Habeeb
                                  Name:   Tommy Habeeb
                                  Its:    Chief Executive Officer


                                  HYPERLOCAL PAYMEON, INC
                                  a Florida corporation

                                  By:
                                  Name:   _______________________
                                  Its:    _______________________


                                  HYPERLOCAL MARKETING LLC
                                  a Florida limited liability company

                                  By: /s/ Edward Cespedes
                                  Name:   Edward Cespedes
                                  Its:    Chief Executive Officer

SCHEDULE 1.05

Directors and Executive Officers of MMAX
Following the Closing

SCHEDULE 2.01

Conversion Shares


Name of Hyperlocal  Membership   Number of
Marketing Members   Interests    MMAX Shares
------------------  ----------   -----------




TOTAL:       20,789,395

SCHEDULE 3.02

Subsidiaries of MMAX

SCHEDULE 3.03

Capitalization of MMAX

Preferred Shareholders

                                    Number of Shares
                                    of Common Stock
Shareholder Name   Number of        issuable upon
Shareholder Name   Preferred Stock  Automatic Conversion
----------------   ---------------  --------------------

TOTAL:



Beneficial Shareholders

                        Number of
Shareholder Name        Shares Beneficially Owned
----------------------  --------------------------------


TOTAL:

SCHEDULE 3.11

MMAX Absence of Certain Changes

SCHEDULE 3.16

MMAX Taxes

SCHEDULE 3.17

MMAX Intellectual Property

SCHEDULE 4.01

Hyperlocal Qualifications

Florida

SCHEDULE 4.02

Hyperlocal Subsidiaries

SCHEDULE 4.06

Hyperlocal Related Party Contracts

None

SCHEDULE 4.10

Liabilities; Claims

None

SCHEDULE 4.11

Hyperlocal Compensation

None

SCHEDULE 4.12

Hyperlocal Absence of Certain Changes

None

SCHEDULE 4.18(a)
Hyperlocal Intellectual Property

None

SCHEDULE 4.18(b)

Hyperlocal Intellectual Property - Pending Claims

None

SCHEDULE 4.20

Hyperlocal Adverse Officer and Director Information

None.

SCHEDULE 4.21

Hyperlocal Material Contracts

Material Contracts





Employment Agreements